SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                         ________________________

                                FORM S - 8

                          Registration Statement
                     Under the Securities Act of 1933
                         ________________________

                        Firstbank of Illinois Co.
            (Exact name of issuer as specified in its charter)


        Delaware                                      37-6141253
(State or other jurisdiction of         (IRS Employer Identification Number)
 incorporation or organization)


205 South Fifth Street
Springfield, Illinois                                  62701
(Address of Principal Executive Office)              (Zip Code)

          Firstbank of Illinois Co. Directors Stock Option Plan
                           (Full title of Plan)

                 Chris R. Zettek, Executive Vice President
                        and Chief Financial Officer
           205 South Fifth Street, Springfield, Illinois  62701
                  (Name and address of agent for service)

                              (217) 753-7543
       (Telephone number, including area code, of agent for service)


                     Calculation of Registration Fee

Title of         Amount to      Proposed         Proposed       Amount of
securities           be          maximum         maximum       registrati
to be            registered  offering price     aggregate        on fee
registered                      per sahre     offering price
Common Stock,
$1 par value      100,000        $37.00*      $3,700,000.00     $1,121.21
                   shares

* Computed on the bases of the price which stock of the same class was sold on May 9, 1997, pursuant to Rule 457 (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, which are on file with the Securities and Exchange Commission, are incorporated in the
Section 10(a) prospectus under the Securities Act by reference:

          (a) Firstbank of Illinois Co.'s ("Firstbank" or the "Company") latest Annual Report on Form 10-K for the year ended December 31, 1996.

          (b)    All   reports  filed  by  the  Company
          pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 ("Exchange
          Act") since December 31, 1996.

          (c) The Company's definitive proxy statement filed pursuant to Section 14 of the Exchange
          Act in connection with the annual meeting of shareholders held April 28, 1997.

          (d)   The  description of Firstbank's  common
          stock  set  forth as Item 1 in the  Company's
          Registration of Certain Classes of Securities on Form 8-A, dated March 8, 1977.


Item 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.


Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Legal Opinion - the validity of the shares of common stock to be offered hereunder has been passed upon for Firstbank by Brown, Hay & Stephens, Springfield, Illinois.


Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law and Article TENTH of Registrant's Certificate of Incorporation provide that directors and officers of the Registrant are to be indemnified against expenses (including amounts paid in settlement) incurred in connection with any actions in which they are parties in such capacities unless they are adjudged to be negligent or guilty of misconduct in the performance of their duties.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.


Item 8.   EXHIBITS.

      The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


Item 9.   UNDERTAKINGS.

     Firstbank hereby undertakes:

          (1)   To  file  during any  period  in  which
          offers  or  sales  are being  made,  a  post-
          effective   amendment  to  this  Registration
          Statement to include any material information with respect to the Plan of distribution not previously disclosed in this Registration
          Statement or any material change to such information in the Registration Statement.

          (2)  That, for the purpose of determining any
          liability under the Securities Act, each such
          post-effective amendment shall be  deemed  to
          be  a new registration statement relating  to
          the   securities  offered  therein  and   the
          offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means  of
          a   post-effective  amendment  any   of   the
          securities  being  registered  which   remain
          unsold at the termination of the Plan.

          (4)   That,  for purposes of determining  any
          liability  under  the  Securities  Act,  each
          filing   of   the  Company's  annual   report
          pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5)     Insofar   as   indemnification    for
          liabilities arising under the Securities  Act
          may  be permitted to directors, officers  and
          controlling  persons of the Company  pursuant
          to  the  foregoing provisions, or  otherwise,
          the  Company  has been advised  that  in  the
          opinion   of  the  Securities  and   Exchange
          Commission, such
          indemnification  is  against
          public  policy as expressed in the Securities
          Act  and is, therefore unenforceable.  In the
          event  that  the  claim  for  indemnification
          against  such  liabilities  (other  than  the
          payment  by the Company of expenses  incurred
          or paid by a director, officer or controlling
          person  of  the  Company  in  the  successful
          defense of any action, suit or proceeding) is
          asserted   by  such  director,   officer   or
          controlling  person  in connection  with  the
          securities  being  registered,  the   Company
          will,  unless in the opinion of  its  counsel
          the  matter  has been settled by  controlling
          precedent,  submit a report  to  a  court  of
          appropriate jurisdiction the question whether
          such  indemnification by it is against public
          policy  as  expressed in the Securities  Act,
          and   will   be   governed   by   the   final
          adjudication of such issue.

                           SIGNATURES


      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Illinois, on May 12, 1997.


                                        FIRSTBANK OF ILLINOIS CO.

                                        By:/s/ Mark H. Ferguson
                                           Mark H. Ferguson
                                           Chairman, President and
                                           Chief Executive Officer


                        POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Mark H. Ferguson and Chris R. Zettek and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place, and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature and Capacity                  Date

          /s/  Mark  H.  Ferguson               May 12, 1997
          Mark H. Ferguson,
           Chairman, Chief Executive
           Officer, and Director

          /s/ Leo. J. Dondanville, Jr.          May 12, 1997
          Leo J. Dondanville, Jr.
           Director

          /s/ William R. Enlow                  May 12, 1997
          William R. Enlow
           Director

          /s/  William  T.  Grant,  Jr.         May 12, 1997
          William T. Grant, Jr.
           Director

          /s/  William  B.  Hopper              May 12, 1997
          William B. Hopper
           Director

          /s/  Robert  W.  Jackson              May 12, 1997
          Robert W. Jackson
           Director

          /s/  William  R.  Schnirring          May 12, 1997
          William R. Schnirring
           Director

          /s/  Robert  L.  Sweney               May 12, 1997
          Robert L. Sweney
           Director

          /s/  P.  Richard  Ware                May 12, 1997
          P. Richard Ware
           Director

          /s/  Richard  E.  Zemenick            May 12, 1997
          Richard E. Zemenick
           Director

          /s/  Chris  R.  Zettek                May 12, 1997
          Chris R. Zettek
           Executive Vice President and
           Chief Financial Officer

          /s/  Daniel  R.  Davis                May 12, 1997
          Daniel R. Davis
           Vice President and Controller
           (Principal Accounting Officer)

                    FIRSTBANK OF ILLINOIS CO.
                            FORM S-8
                         EXHIBIT INDEX


EXHIBIT                                                           PAGE
NUMBER                      EXHIBIT                              NUMBER

5                    Opinion of Brown, Hay & Stephens               8

24(a)                Consent of Brown Hay & Stephens contained
                     in their opinion filed as Exhibit 5            8

24(b)                Consent of independent auditors,
                     KPMG Peat Marwick LLP                          f9

                                   May 7, 1997




Firstbank of Illinois Co.
930 First National Bank Building
Springfield, IL  62701

Gentlemen:

      We have acted as counsel to Firstbank of Illinois Co., a Delaware corporation, (the "Company") in connection with 100,000 shares of the Common Stock of the Company proposed to be offered to non-employee directors of the Company pursuant to the Company's Directors Stock Option Plan ("Plan"). In that capacity, we have examined the corporate records of the Company and such other documents as we deemed relevant for the purposes of the opinion expressed herein.

      Based upon the foregoing, it is our opinion that the Common
Stock, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid, and non-assessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 under the Securities Act of 1933.

                                              Very truly yours,

                                              /s/ Brown, Hay & Stephens

                  Independent Auditors' Consent




The Board of Directors
Firstbank of Illinois Co.
Springfield, Illinois:

We consent to incorporation by reference in the registration statement on Form S-8 of Firstbank of Illinois Co. of our report dated January 16, 1997, relating to the consolidated balance sheets of Firstbank of Illinois Co. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in th three-year period ended December 31, 1996, which report appears in the 1996 annual report on Form 10-K of Firstbank of Illinois Co.


                                         /s/ KPMG Peat Marwick LLP


St. Louis, Missouri
May 12, 1997